Exhibit 15.0

July 30, 2020

Southern Copper Corporation

1440 East Missouri Avenue, Suite 160

Phoenix, AZ 85014

We are aware that our report dated July 30, 2020, on our review of the interim financial information of Southern Copper Corporation appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, is incorporated by reference in Post-Effective Amendment No.3 to Registration Statement No. 333-150982 on Form S-8.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

/s/ Daniel Toledo Antonio
C.P.C. Daniel Toledo Antonio
Mexico City, Mexico